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Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Ares Capital Corporation:

        We consent to the use of our report dated February 2, 2005 on the consolidated financial statements of Ares Capital Corporation and our report dated February 2, 2005 on the senior securities table of Ares Capital Corporation, included herein, and to the references to our firm under the heading "Selected Financial and Other Data" and "Experts" in the prospectus.

                      /s/ KPMG LLP

Los Angeles, California
February 4, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM